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                                                                     EXHIBIT 3.2


                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                          CLOSURE MEDICAL CORPORATION
                                 WITH AND INTO
                         TRI-POINT MEDICAL CORPORATION

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                          Pursuant to Section 253 of
                     the Delaware General Corporation Law
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          Tri-Point Medical Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"),

          DOES HEREBY CERTIFY:

          FIRST: That the Company was incorporated on February 20, 1996, pursuant to the General Corporation Law of the State of Delaware (the "DGCL").

          SECOND: That the Company owns all of the outstanding capital stock of Closure Medical Corporation (the "Subsidiary Corporation"), a Delaware corporation incorporated on December 23, 1996 pursuant to the DGCL.

          THIRD: That the Company, by resolutions of its Board of Directors duly adopted on December 11, 1996, as set forth on Exhibit A hereto, determined to merge into itself the Subsidiary Corporation (the "Merger").

          FOURTH: That upon the effectiveness of the Merger, the name of the Company as specified in Article I of the Company's RESTATED Certificate of Incorporation shall be changed to:

                          Closure Medical Corporation

          FIFTH: That this Certificate of Ownership and Merger shall become effective at 12:01 a.m. on January 13, 1997.

          IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be duly executed in its corporate name on the 2nd day of January, 1997, in accordance with Sections 103 and 253 of the Delaware General Corporation Law.

                                      TRI-POINT MEDICAL CORPORATION

                                      By: /s/ Robert V. Toni
                                         ----------------------------
                                         Name: Robert V. Toni
                                         Title:President and Chief Executive
                                               Officer